SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


      (Date of Report (Date of earliest event reported)   February 24, 1997


                          REPUBLIC INDUSTRIES, INC.
                 -------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
                                -------------
                (State or other jurisdiction of incorporation)

                     0-9787                         73-1105145
                    --------                     ---------------
                  (Commission                    (IRS Employer
                  File Number)                Identification No.)

             450  East Las Olas Boulevard
                      Suite 1200
                  Ft. Lauderdale, FL                      33301
           ------------------------------------          --------
          (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code   (954) 713-5200


                                     N/A
         ---------------------------------------------------------
       (Former name or former address, if changed since last report)



          Item 2.  Acquisition or Disposition of Assets.

          On February 25, 1997, Republic Industries, Inc. (the "Registrant") announced that it had closed its previously announced acquisition (the "Acquisition") of National Car Rental System, Inc. ("National"). In connection with the Acquisition, which will be accounted for under the pooling of interests method of accounting, the Registrant issued approximately 21.7 million shares of common stock to the former shareholders of National.

          A copy of the press release issued by the Registrant on February 25, 1997 announcing the closing of the Acquisition is attached hereto as Exhibit 99, and is incorporated herein by reference.

          The required financial statements will be filed within 60 days of the date hereof.


          Item 7.  Financial statements and Exhibits.

                    (a)  To be filed by amendment.

                    (b)  To be filed by amendment.

                    (c)  Exhibits.

                    The Exhibits to this Report are listed in the
          Exhibit Index set forth elsewhere herein.


                    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        REPUBLIC INDUSTRIES, INC.

                                        By:  /s/ Richard L. Handley
                                             ----------------------
                                             Richard L. Handley
                                             Senior Vice President

          DATE:  February 25, 1997


          Number and
          Description of Exhibit
          ---------------------------
          1.   None
          2. Share Exchange Agreement, dated as of January 5, 1997, among Republic Industries, Inc., National Car Rental System, Inc. and the Stockholders of National Car Rental System, Inc. (incorporated by reference to Exhibit 2 from the Registrant's Current Report on Form 8-K filed on January 6, 1997)
          4.   None
          16.  None
          17.  None
          20.  None
          23.  None
          24.  None
          27.  None
          99.  Press Release issued on February 25, 1997